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                                                                   EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:



We consent to the use of the following reports incorporated by reference herein:

-    our report dated November 10, 2003 related         -    our report dated February 25, 2004 related
     to the historical summary of gross income and           to the historical summary of gross income and
     direct operating expenses of Shops at Park Place        direct operating expenses of Dorman Centre for
     for the year ended December 31, 2002,                   the year ended December 31, 2003,
-    our report dated December 4, 2003 related to       -    our report dated March 3, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Darien Towne Center        direct operating expenses of Heritage Towne
     for the year ended December 31, 2002,                   Crossing for the year ended December 31, 2003,
-    our report dated February 24, 2004 related         -    our report dated May 21, 2004 related to
     to the combined historical summary of gross             the historical summary of gross income and
     income and direct operating expenses of                 direct operating expenses of Paradise Valley
     Properties Acquired from Thomas Enterprises for         Marketplace for the year ended December 31,
     the year ended December 31, 2003,                       2003,
-    our report dated March 2, 2004 related to          -    our report dated June 14, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Hickory Ridge for          direct operating expenses of Best on the
     the year ended December 31, 2003,                       Boulevard for the year ended December 31,
                                                             2003,
-    our report dated March 3, 2004 related to          -    our report dated June 14, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of CorWest Plaza for          direct operating expenses of Bluebonnet Parc
     the period from May 29, 2003 through December           for the year ended December 31, 2003,
     31, 2003,
-    our report dated March 3, 2004 related to          -    our report dated May 25, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Metro Square Center        direct operating expenses of North Rivers Town
     (SuperValue) for the year ended December 31,            Center for the period of October 1, 2003
     2003,                                                   (commencement of operations) to December 31,
                                                             2003,
-    our report dated February 26, 2004 related         -    our report dated June 8, 2004 related to
     to the historical summary of gross income and           the historical summary of gross income and
     direct operating expenses of Larkspur                   direct operating expenses of Arvada

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
     Landing for the year ended December 31, 2003,           Marketplace and Connection for the year ended
                                                             December 31, 2003,

-    our report dated February 25, 2004 related         -    our report dated June 8, 2004 related to
     to the historical summary of gross income and           the historical summary of gross income and
     direct operating expenses of North Ranch                direct operating expenses of Eastwood Town
     Pavilion for the year ended December 31, 2003,          Center for the year ended December 31, 2003,
-    our report dated February 26, 2004 related         -    our report dated May 28, 2004 related to
     to the historical summary of gross income and           the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte         direct operating expenses of Watauga Pavilion
     for the year ended December 31, 2003,                   for the period of August 15, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    our report dated March 1, 2004 related to          -    our report dated June 7, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of MacArthur Crossing         direct operating expenses of Northpointe Plaza
     for the year ended December 31, 2003,                   for the year ended December 31, 2003,
-    our report dated March 5, 2004 related to          -    our report dated May 25, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Promenade at Red           direct operating expenses of Plaza Santa Fe II
     Cliff for the year ended December 31, 2003,             for the year ended December 31, 2003,
-    our report dated February 25, 2004 related         -    our report dated June 7, 2004 related to
     to the historical summary of gross income and           the historical summary of gross income and
     direct operating expenses of Peoria Crossing for        direct operating expenses of Pine Ridge Plaza
     the year ended December 31, 2003,                       for the year ended December 31, 2003,
                                                        -    and our report dated June 7, 2004 related
                                                             to the historical summary of gross income and
                                                             direct operating expenses of Huebner Oaks
                                                             Center for the year ended December 31, 2003.

We consent to the use of the following reports, all included herein:

-    our report dated August 15, 2003 related to        -    our report dated March 10, 2003 related to
     the balance sheet of Inland Western Retail Real         the historical summary of gross income and
     Estate Trust, Inc. as of June 30, 2003,                 direct operating expenses of Peoria Station
                                                             for the year ended December 31, 2002,
-    our report dated February 13, 2004 related         -    our report dated July 15, 2004 related to
     to the consolidated balance sheet of Inland             the historical summary of gross income and
     Western Retail Real Estate Trust, Inc. as of            direct operating expenses of Lakewood Town
     December 31, 2003 and the related consolidated          Center for the year ended December 31, 2003,
     statements of operations, stockholders' equity
     and cash flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,
-    our report dated August 13, 2004 related to        -    our report dated July 30, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and

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
     direct operating expenses of John's Creek               direct operating expenses of Davis Towne
     Village for the period from September 21, 2003          Crossing for the period from July 18, 2003
     (commencement of operations) to December 31,            (commencement of operations) to December 31,
     2003,                                                   2003,
-    our report dated August 3, 2004 related to         -    our report dated August 1, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Fullerton                  direct operating expenses of Cranberry Square
     Metrocenter for the year ended December 31, 2003,       for the year ended December 31, 2003,
-    our report dated August 13, 2004 related to        -    our report dated August 3, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Northgate North for        direct operating expenses of Safeway Plaza at
     the year ended December 31, 2003,                       Marysville for the year ended December 31,
                                                             2003,
-    our report dated August 18, 2004 related to        -    our report dated August 25, 2004 related
     the historical summary of gross income and              to the historical summary of gross income and
     direct operating expenses of Gateway Plaza              direct operating expenses of The Shops at
     Shopping Center for the year ended December 31,         Boardwalk for the period from May 30, 2003
     2003,                                                   (commencement of operations) to December 31,
                                                             2003,
-    our report dated August 11, 2004 related to        -    our report dated August 6, 2004 related to
     the historical summary of gross income and              the historical summary of gross income and
     direct operating expenses of Forks Town Center          direct operating expenses of the Properties
     for the year ended December 31, 2003,                   owned by Capital Centre, LLC, Gateway Village
                                                             Limited Partnership, Bel Air Square Joint
                                                             Venture, Towson Circle Joint Venture LLP, and
                                                             Reisterstown Plaza Holdings, LLC for the year
                                                             ended December 31, 2003,
-    our report dated September 1, 2004 related         -    our report dated September 1, 2004 related
     to the historical summary of gross income and           to the historical summary of gross income and
     direct operating expenses of Manchester Meadows         direct operating expenses of Mitchell Ranch
     for the year ended December 31, 2003,                   Plaza for the period from June 30, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    our report dated September 3, 2004 related         -    our report dated September 7, 2004 related
     to the historical summary of gross income and           to the historical summary of gross income and
     direct operating expenses of Governor's                 direct operating expenses of Saucon Valley
     Marketplace for the year ended December 31, 2003,       Square for the year ended December 31, 2003,
-    our report dated September 10, 2004 related        -    and our report dated September 13, 2004
     to the historical summary of gross income and           related to the historical summary of gross
     direct operating expenses of The Columns for the        income and direct operating expenses of
     period from October 8, 2003 (commencement of            Lincoln Park for the year ended December 31,
     operations) to December 31, 2003,                       2003.
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We consent to the reference to our firm under the heading "Experts" herein.

KPMG LLP


Chicago, Illinois
October 13, 2004